CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Variable Trust

We consent to the use of our reports for the Wells Fargo Advantage VT Core Equity Fund and Wells Fargo Advantage VT Opportunity Fund, two of the funds constituting the Wells Fargo Variable Trust, dated February 25, 2011, incorporated herein by reference and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the Prospectus/Proxy Statement filed on Form N-14.

/s/ KPMG

Boston, Massachusetts

June 27, 2011